UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): March 13, 2025

STEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Embarcadero Ctr. , Suite 710, San Francisco, California 94111

(Address of principal executive offices including zip code)

1-877-374-7836

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

On March 13, 2025, the Board of Directors (the “Board”) of Stem, Inc. (the “Company”), on recommendation of the Nominating, Governance and Sustainability Committee of the Board, appointed (i) Mr. Krishna Shivram to the Board as a Class I director and (ii) Mr. Vasudevan (Vasu) Guruswamy to the Board as a Class III director, both effective March 17, 2025. At this time, no decision has been made as to the Board committees on which Messrs. Shivram and Guruswamy will serve.

Mr. Shivram holds a Bachelor of Commerce degree from Mumbai University and a Chartered Accountancy Degree from the Institute of Chartered Accountants of India. He has extensive experience in senior leadership positions at public companies, and in corporate finance, capital structure management, and mergers and acquisitions. Mr. Shivram currently is Managing Partner at Veritec Capital Partners, a private capital firm, and General Partner at Lavni Ventures India and USA, a venture capital firm. He is also currently a director on the boards of Ranger Energy Services, Inc. (NYSE: RNGR) and Allison Transmission Holdings (NYSE: ALSN).

Mr. Guruswamy holds a Bachelor of Technology in Chemical Engineering from the Indian Institute of Technology, Madras and a Master of Science in Chemical Engineering from the Rensselaer Polytechnic Institute. He has extensive experience in the energy, digital technology and software industries, including as a global VP of software services for a global energy technology company. He is co-founder and General Partner at Lavni Ventures USA and India, and Venture Partner at CSL Capital Management, an investment firm.

There are no arrangements or understandings between either of Messrs. Shivram or Guruswamy, or any other person, pursuant to which they were appointed as directors of the Company, and neither Mr. Shivram nor Mr. Guruswamy, nor any member of their immediate family, is party to any transaction of the type that would require disclosure under Item 404(a) of Regulation S-K.

Each of Messrs. Shivram and Guruswamy is expected to enter into a standard indemnification agreement in substantially the same form that the Company has entered into with its other non-employee directors, a form of which was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2022. Each of Messrs. Shivram and Guruswamy will participate in the Company’s non-employee director compensation arrangements, which were previously disclosed in the Company’s definitive proxy statement filed with the SEC on April 19, 2024, and will be eligible for a pro-rated portion of the Company’s non-employee director compensation for fiscal 2025.

Item 7.01.	Regulation FD Disclosure.

The Company’s press release announcing the appointment of Messrs. Shivram and Guruswamy is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit No.	Description

99	Stem, Inc. Press Release dated March 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: March 18, 2025	By:	/s/ Saul R. Laureles
	Name:	Saul R. Laureles
	Title:	Chief Legal Officer and Secretary